UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2025

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2025 (the “Execution Date”), The Crypto Company (the “Company”) entered into a Debt Conversion Agreement (the “Agreement”) with AJB Capital Investments LLC (“Holder”). The Agreement was executed on the Execution Date, but the consideration contemplated therein will be delivered at a closing to occur on or before 30 days from the Execution Date (the “Closing”). The Company intends to file a subsequent Current Report on Form 8-K following the Closing, which will include the New Note, the form of Pre-Funded Warrant, the Security Agreement, and any other related closing documents.

The Holder has previously provided financing to the Company through various promissory notes (the “Notes”) issued pursuant to Securities Purchase Agreements between the Company and the Holder (collectively, the “SPAs”). As of the Execution Date, the Company has an outstanding principal balance and accrued but unpaid interest owed to the Holder under the Notes (collectively, the “Obligations”). Under the Agreement, the Parties agreed to convert $3,808,733 of the Obligations (the “Conversion Amount”), representing that portion of the Obligations evidenced by the Notes, into consideration to be delivered at Closing. At Closing, the Company will issue to the Holder 476,953,697 shares of the Company’s common stock, par value $0.001 per share (the “Conversion Shares”), will pay the Holder $500,000 in cash, and will issue to the Holder a pre-funded warrant to purchase up to 713,915,563 shares of the Company’s common stock (the “Warrant”).

The Parties acknowledge that, upon Closing, all outstanding Notes between the Parties will be cancelled and of no further force or effect, except for a single remaining obligation to be evidenced by an amended and restated promissory note (the “New Note”), which shall represent the sole remaining outstanding amount of the Obligations following the Closing. In connection with the conversion of the Conversion Amount, the Company and Holder have also agreed that, at Closing, they will amend and restate the Securities Purchase Agreement dated November 7, 2024 (the “Restated SPA”), which will provide the Holder with a second-priority, subordinated security interest in all assets of the Company pursuant to the Security Agreement dated November 7, 2024 and will govern the issuance of the New Note in the principal amount of $93,386, which shall be the only Note outstanding between the Parties following the Closing.

The Agreement includes a leak-out provision under which, upon Closing, the Holder may not sell, transfer, or otherwise dispose of Conversion Shares and Warrant Shares in the aggregate in excess of fifteen percent (15%) of the five-day volume-weighted average trading volume of the Company’s common stock, or 20,000,000 shares per Trading Day, without the prior written consent of the Company.

The Agreement also contains customary representations, warranties, covenants, and closing conditions that are typical for transactions of this nature.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Conversion Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 3, 2025, the Company issued a press release announcing its entry into the Debt Conversion Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Debt Conversion Agreement, dated November 26, 2025, by and between the Company and AJB Capital Investments LLC.
99.1	Press Release, dated December 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2025

THE CRYPTO COMPANY

	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Interim CFO and Secretary